Exhibit 10.1

                                LICENSE AGREEMENT

      LICENSE AGREEMENT, dated the ______ day of December, 1998, by and between PLANNED LICENSING, INC., a Nevada corporation having offices at 300 East 51st Street, New York, New York 10022 ("Licensor"), LCB GOLF, INC. having offices at 24 East 12th Street, New York, New York 10003 ("LCSGI"), and Mister (B) III, Inc., ("MBIII") a Florida corporation, having offices at 275 East 10th Avenue, Hialeah, Florida 33010 ("Licensee").

                                   WITNESSETH:

      WHEREAS, Licensor has the rights to the services of JOSEPH W. NAMATH (hereinafter referred to as "NAMATH") and the rights to the utilization of the Name and Character, as hereinafter defined, and will continue to have such rights during the period of this Agreement; and

      WHEREAS, Licensee desires to retain Licensor to provide the services of NAMATH as a spokesperson to advertise and promote its products; and

      WHEREAS, Licensee further desires the right to exclusively utilize the Name and Character upon and in connection with certain articles, as hereinafter described, including the manufacture, advertising and promotion thereof; and

      WHEREAS, LCSGI is a publicly traded holding corporation, incorporated, formed and existing under the law of the State of Delaware; and

      WHEREAS, the Licensee is a wholly owned subsidiary of LCSGI, and is a corporation incorporated, formed and existing under the laws of the State of Florida; and

      WHEREAS, MBIII is the developer, manufacturer and distributor of therapeutic magnetic products and devices.

      NOW, THEREFORE, in consideration of the promises set forth below, the parties hereto hereby agree as follows:

            1. DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                  a. "Name and Character" shall individually or collectively mean the name of Joseph W. Namath (hereinafter referred to as "NAMATH"), his initials, character, likeness, visual and vocal representations, including television and film representations generated hereunder, autograph, photographs, repro-ductions thereof, biographical data, and in association with the marketing of products licensed hereunder, any trademark used to convey to the public any of the foregoing aspects of representation of NAMATH.

                  b. "Endorsed Products" as used herein shall be therapeutic magnetic products and devices developed, manufactured, distributed or sold by Licensee.

                  c. A company shall be deemed a "wholly-owned subsidiary" of Licensee if at least ninety (90%) percent of all the voting securities thereof are owned by Licensee.

                  d. "Territory" shall mean the United States of America and wherever Endorsed Products are sold.

                  e. "Contract Year" shall be a consecutive 365 day period, except for the first Contract Year which shall commence on the execution hereof and run through November 30, 1999.

            2. SERVICES OF NAMATH AND LICENSOR.

                  a. On condition that Licensee and LCSGI shall keep and perform each and every term of this Agreement on their part to be performed, NAMATH will, during the term of this Agreement, perform or appear, at Licensee's request, in infomercials (including "openings", "closings", "lead-ins", and "lead-outs") involving Endorsed Products and to make personal endorsements therein of Endorsed Products;

                  b. Each time that Licensee requires the personal appearance services of NAMATH, Licensee shall give to Licensor at least thirty (30) days written notice of such performance requirements. Licensor shall then, within seven (7) days of receiving notice, advise Licensee and its duly appointed agency as to NAMATH's availability for such performance requirements. In the event NAMATH is unavailable for such performance requirements, the Licensee may supply alternate dates and thereafter Licensee and Licensor shall agree upon performance dates that are satisfactory. Once mutually agreeable date or dates are established, NAMATH shall not enter into conflicting commitments. Such services will be rendered in a competent manner, to the best of NAMATH's ability, and all his services will be subject to Licensee's approval, direction and control at all times, and NAMATH promptly will comply with whatever reasonable instructions Licensee may give him in connection with the rendition of such services.

                  c. Licensor will make NAMATH available to Licensee for up to six days each Contract Year for the purpose of making infomercials.


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

                  d. If Licensee requires NAMATH's services at a location other than that at which NAMATH is then located, Licensee shall provide Licensor with first-class air and ground transportation and accommodations for NAMATH and two associates to and from the location at which NAMATH's services are required, plus reimbursement of their other reasonable out-of-pocket expenses.

                  e. If Licensee uses the services of NAMATH hereunder for television broadcast commercials, its agency or producer shall either be signatories to or submit to the jurisdiction of the Screen Actors Guild (SAG) or the American Federation of Television and Radio Artists (AFTRA).

                        (i) Licensee agrees to make all required applicable pension and welfare payments to SAG, or AFTRA if, and to the extent applicable on account of such services as furnished by the Licensor hereunder; and

                        (ii) All applicable residual fees on account of services shall be computed at the applicable union minimum scales; provided, however, that Licensee shall not be obligated to make any such residual payments to NAMATH unless and to the extent that such residual payments payable hereunder in any Contract Year exceed the consideration received for that year. Any such required excess payments shall be made to NAMATH on the thirtieth day of the Contract Year following the year in which the obligation to make such payment accrues. NAMATH shall be paid at Union scale for all performances.

                  f. All statements, testimonials and endorsements made by NAMATH in connection with his services hereunder will be true representations and to the extent that said services purport to reflect NAMATH's opinion and experience, they will reflect his true opinion and experience. Licensee agrees that NAMATH will not be required to make any statement, testimonial or endorsement, in connection with his services hereunder, unless said statement, testimonial or endorsement is true. It is expressly understood between the parties that NAMATH is familiar with Endorsed Products now being manufactured, sold or distributed. Licensor represents to Licensee that NAMATH has found said products to be of the finest quality and that he has used or is prepared to use those products and has recommended and/or is prepared to recommend the use of all said products to others.

            3. GRANT OF LICENSE. During the term of this Agreement, Licensor hereby grants to Licensee, and Licensee hereby accepts, a non-transferable, non-assignable, and non-sublicensable Agreement to use the Name and Character solely within the Territory and solely on and in connection with the advertising, promotion, sale and distribution of Endorsed Products. Licensee shall make no use of the Name and Character in association with goods other than Endorsed Products. It is intended by the parties that the


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

endorsement of the Endorsed Product by NAMATH shall be sole and exclusive to Licensee for Paid Endorsed Products.

            4. TERM. The term of this Agreement shall commence on the date hereof and continue for ten Contract Years unless terminated earlier pursuant to this Agreement.

            5. CONSIDERATION. In full consideration for the rights, licenses and privileges herein granted to Licensee, Licensee shall pay to Licensor:

                  a. The sum of Twenty-five Thousand Dollars ($25,000), payable upn the signing of this Agreement.

                  b. In addition, Licensee shall pay to Licensor a royalty equal to five (5%) percent of the "Gross Sales Price" (as such term is defined herein) of all sales by Licensee or any of its affiliated, associated, or subsidiary companies of the Endorsed Products covered by this Agreement in perpetuity. Royalties shall be paid concurrently with the periodic statements required in subparagraph (e) hereof.

                  c. With respect to sales of Endorsed Products sold by Licensee through the use of infomercials, 800 telephone numbers, or other methods of direct sale, "Gross Sales Price" shall mean the invoice price of Endorsed Products billed to the purchasers, less uncollectible invoices or portions thereof, returns of merchandise and shipping and handling charges. No deduction shall be made for discounts on account of prompt payment and other trade discounts, allowances or credits. With respect to sales of Endorsed Products to wholesalers or retailers for resale to the public, "Gross Sales Price" shall mean the gross invoice price of Endorsed Products billed to the customer, less uncollectible invoices or portions thereof, trade and prompt payment discounts, and returns of merchandise. No deduction shall be made for costs incurred for salesmen's commissions and freight allowances. In the event any sale is made at less than a competitive price (as hereinafter defined) to any of Licensee's affiliates, or to any other person, firm or corporation in which Licensee or its principal officers, directors or major stockholders have a material interest, Gross Sales Price shall be equal to the applicable competitive price, less deductions as set forth above. For purposes of the foregoing sentence, the term "competitive price" shall mean the price at which the particular sale would have been made to an independent third party.

                  d. Licensee shall keep complete and accurate separate records of all sales of Endorsed Products (in Licensee's principal place of business) showing the types of products sold, the quantities sold, the dates of shipment, the dates of invoices, the customers to whom sold, the invoice prices and terms, credits


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

and returns. The said records, and all underlying documents and other documents relating to the Endorsed Products, shall be open to inspection by Licensor or its designated representative at all reasonable times during business hours up to four (4) times per Contract Year and shall be maintained and preserved by Licensee. Licensee agrees not to cause or permit any interference with Licensor or Licensor's representative in the performance of their duties of inspection and audit. The exercise by Licensor in whole or in part, or at any time or times of the right to audit records and accounts or of any other right herein granted, the acceptance by Licensor of any statement or statements or the receipt and deposit by Licensor of any payment tendered by or on behalf of Licensee shall be without prejudice to any rights or remedies of Licensor and shall not stop or prevent Licensor from thereafter disputing the accuracy of any such statement or payment.

                  e. No later than the twenty-fifth day of each calendar month, Licensee shall transmit to Licensor a complete and accurate statement, certified to be accurate by an officer of Licensee, covering the immediately preceding calendar month. Such report shall set forth the sales of all Endorsed Products which were sold during the preceding month. Monthly reports are required even if no sales have been made. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment be made by Licensee. Upon demand by Licensor, Licensee shall at its own expense (to be deducted for royalties hereunder), but no more than once in any twelve (12) month period, furnish to Licensor, a detailed statement by an independent certified public accountant computing sales of Endorsed Products under this Agreement distributed and/or sold by Licensee to the date of Licensor's demands. If the certified audit discloses that royalties were understated by more than ten (10%) percent per Contract Year, then Licensee shall pay for such audit.

                  f. If Licensee shall fail to make any payment or deliver any of the statements hereinabove referred to or to give access to the premises and/or license records pursuant to the provisions hereof to Licensor's authorized representatives for the purposes permitted hereunder, same shall be an Event of Default (paragraph 15) and be treated as such.

            6. PAYMENT. All payments due under this Agreement shall be made by check,drawn upon a United States bank, payable to the order of Licensor. Interest on any overdue payment under this Agreement shall be at the rate of two percentage (2%) points over the prime rate, as announced from time to time by Bank of New York, from ten (10) days after notification of non-payment by Licensor to the date of their payment, irrespective of whether payment be made before or after judgment. Payment of interest as described hereunder shall not cure or excuse Licensee's default in making payments when due.


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

            7. RESERVATION OF RIGHTS. Licensor retains all rights not expressly or exclusively conveyed to Licensee hereunder, and Licensor may grant licenses to other to use and Name and Character in connection with products other than Endorsed Products, or other products which are competitive with or substantially similar to the Endorsed Products.

            8. APPROVALS. Licensor shall not be required to approve any use of the Name and Character which in Licensor's reasonable judgment would, due to the nature of the Endorsed Product, reflect adversely on the image or reputation of NAMATH.

               For any use of the Name and Character in an infomercial, the following procedures shall apply:

                  a. Licensee shall submit to Licensor for approval, storyboards and a complete script of the proposed infomercial together with pre-production samples of all Endorsed Products to be shown during the infomercial together with any packaging, hangtags and wrapping materials. Such submission shall include a written request for approval;

                  b. In the event Licensor does not disapprove of the storyboards or script or the samples within three business days of its receipt of same, the storyboards, script and samples shall be deemed to have been approved. In the event Licensor disapproves, it shall specify the basis for such disapproval. After rectifying any disapproved item, Licensee shall resubmit that item for approval in accordance with the provisions of this paragraph 8;

                  c. Licensor reserves the right to approve, which approval will not be unreasonably withheld, the director to be used in any infomercial. Licensor also reserves the right to approve the production company that will be producing the infomercial.

                  d. Prior to the airing of an infomercial, a complete copy shall be provided to the Licensor for its final editorial approval. In the event Licensor does not disapprove of the final cut of the infomercial within three business days from its receipt of the final cut, the infomercial shall be deemed to have been approved. In the event Licensor disapproves, it shall specify the basis for such disapproval. After rectifying any disapproved portion of the infomercial, Licensee shall submit the infomercial for approval in accordance with the provisions of this paragraph 8;

                  e. In the event of changes being made at any time in the use of the Name and Character in connection Endorsed Product or changes to the infomercial, such changes shall be


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

considered new items and shall be submitted for approval in the manner specified above;

                  f. Licensee shall not use the Name and Character or any colorable imitation of it on any product or item that has not been approved by or which has been disapproved by the Licensor nor shall the Licensee air any infomercials that has not been approved by or which has been disapproved by the Licensor; and

                  g. Subject to final approval, twelve units of production samples of the Endorsed Products will periodically be sent to Licensor, at Licensor's request, to insure quality control.

            9. GOOD WILL. The Licensee recognizes the great value of the publicity and good will associated with the Name and Character and in such connection, acknowledges that such good will exclusively belongs to Licensor and that the Name and Character have acquired a secondary meaning in the mind of the purchasing public. Licensee further recognizes and acknowledges that a material breach by it of any of its covenants, agreements or undertakings hereunder will cause Licensor irreparable damage, which cannot be readily remedied in damages in an action at law, and may, in addition thereto, constitute an infringement of Licensor's rights in the Name and Character, thereby entitling Licensor to equitable remedies, costs and reasonable attorney's fees.

            10. FREE GOODS.

                  a. Licensee shall deliver free of charge to Licensor on request, such an amount of Endorsed Products as is deemed necessary by Licensor for its own reasonable promotional purposes, not to exceed the wholesale value of $2,500.00 per Contract Year.

                  b. At Licensee's sole discretion, Licensee shall deliver free of charge to Licensor for personal use by NAMATH, and, within reason, by his immediate family, any item or items than being manufactured or sold by Licensee.

            11. LICENSOR'S WARRANTIES AND REPRESENTATIONS. Licensor warrants and represents that:

                  a. It has, and will have throughout the term of this Agreement, the right to license the Name and Character in accordance with the terms and provisions of this Agreement; and,

                  b. The making of this Agreement by Licensor does not violate any agreements, rights or obligations existing between the Licensor and any other person, firm or corporation.


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

                  The foregoing subparagraphs shall not be construed to limit the right of NAMATH to appear in any of the entertainment fields and to grant customary advertising and exploitation rights in connection with such appearances, except that he may not appear in commercials for or endorse for others, the products licensed hereunder, or other articles which are competitive with or substantially similar to Endorsed Products.

            12. DISTRIBUTION, SUB-LICENSE MANUFACTURE. Licensee shall not be entitled to sub-license any of its rights under this Agreement except, Licensee shall, subject to the prior written approval of Licensor (which approval shall not be unreasonably withheld), be entitled to utilize a third party manufacturer in connection with the manufacturer and production of Endorsed Products. In no event shall any such sub-license agreement include the right to grant any further sub-licenses.

            13. SPECIFIC UNDERTAKINGS OF LICENSEE. During the term, Licensee agrees that:

                  a. It will not attack the title of Licensor in and to the Name and Character or any copyright or trademark pertaining thereto, nor will it attack the validity of the License granted hereunder;

                  b. It will not harm, misuse or bring into disrepute the Name and Character;

                  c. It will manufacture, sell and distribute Endorsed Products in an ethical manner and in accordance with the terms and intent of this Agreement;

                  d. It will not create any expenses chargeable to Licensor without the prior written approval of Licensor;

                  e. It will protect to the best of its ability its right to manufacture, sell and distribute Endorsed Products hereunder;

                  f. It will comply with all laws and regulations relating or pertaining to the manufacture, sale, advertising or use of the Endorsed Products and shall maintain the highest quality and standards, and shall comply with any regulatory agencies which shall have jurisdiction over the Endorsed Products; and

                  g. It will provide Licensor with the date(s) of first use of the Endorsed Products in interstate and intrastate commerce.


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

            14. INDEMNIFICATIONS.

                  a. Licensor hereby indemnifies Licensee and shall hold it harmless from any loss, liability, damage, cost or expense (including reasonable counsel fees), arising out of any claims or suits, whether groundless or not, which may be brought or made against it by reason of the breach by Licensor of the warranties or representations as set forth in paragraph 11 hereof, provided that it shall give prompt written notice, cooperation and assistance to Licensor relative to any such claim or suit, and provided, further, that Licensor shall have the option to undertake and conduct the defense of any suit so brought.

                  b. Licensee hereby indemnifies and agrees to hold Licensor and NAMATH harmless from any loss, liability, damage, cost or expense (including reasonable counsel fees), arising out of any claim or suits, whether groundless or not, which may be brought or made against Licensor or NAMATH by reason of any unauthorized use by it in connection with the Endorsed Products of the Name and Character covered by this Agreement.

                  c. Licensee hereby indemnifies and agrees to hold Licensor and NAMATH harmless from and against any loss, liability, damage, cost or expense (including reasonable counsel fees), arising out of any claims or suits (whether groundless or not), which may be brought or made against Licensor or NAMATH arising out of the manufacture, offer, sale, advertising or promotion of the Endorsed Products made by or for it (irrespective of Licensor's conduct and relation thereto), as well as any alleged defects or inherent dangers in the said Endorsed Products or the use thereof, provided that the Licensor and NAMATH gives prompt written notice, cooperation and assistance to it relative to any such suit or claim, and provided further that Licensee shall have the option to undertake and conduct the defense of any suit so brought. Licensee agrees to obtain and maintain, at its own cost and expense, product liability insurance covering all Endorsed Products in the minimum amount of $10,000,000.00 with Licensor and NAMATH being named as a beneficiary and insured under the said policy of insurance as their interest may appear. Licensee shall cause a Certificate of Insurance (with all riders and endorsements) to be issued to Licensor within thirty (30) days from date hereof and shall instruct its insurer to notify Licensor of any actual, threatened or prospective cancellation, termination or modification of such policy. Licensee shall promptly reimburse Licensor for any premiums or any other expenses Licensor incurs in order to obtain or maintain such insurance because of Licensee's failure to do so. Such reimbursements shall not cure or excuse Licensee's default in obtaining or maintaining such insurance.

            15. EVENTS OF DEFAULT. The following conditions and occurrence shall constitute "Events of Default" by Licensee or LCSGI:


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

                  a. If Licensee or LCSGI materially default in the performance of any of their obligations provided for in this Agreement; or

                  b. Licensee shall have failed to deliver to Licensor or to maintain in full force and effect the insurance referred to in subparagraph 14c hereof; or

                  c. If Licensee shall fail to make any payment due hereunder on the date due; or

                  d. If any governmental agency finds that the Endorsed Products are defective in any way, manner or form which is likely to cause injury and if Licensee has not remedied same; or

                  e. If either Licensee or LCSGI shall be unable to pay its debts when due, or shall make any assignment for the benefit of creditors, or shall file any petition under the bankruptcy or insolvency laws of any jurisdiction, or shall have or suffer a receiver or trustee to be appointed for their business or property, or be adjudicated a bankrupt or an insolvent; or

                  f. If Licensee shall manufacture, sell or distribute, whichever first occurs, any of the Endorsed Products without the prior written approval of Licensor as provided in paragraph 8 hereof; or

                  g. If a manufacturer approved pursuant to subparagraph 12 shall engage in conduct, which conduct if engaged in by Licensee would entitle Licensor to terminate this Agreement.

            16. TERMINATION. Without limiting Licensor's rights, upon the occurrence of any Event of Default under paragraph 15, Licensor shall obtain the option to terminate this Agreement at its will by sending written notice to the defaulting party and the other party. If the default set forth in such written notice is not cured within thirty (30) days of receipt of such notice (or within such further period as Licensor may allow), then at the end of such period termination shall automatically occur without further notice. In the event that after the date of automatic termination Licensor allows a further period to cure the default, termination will automatically occur without further notice if the default is not cured within such further period. If this Agreement is terminated pursuant to this paragraph 16, Licensee shall pay to Licensor all royalties in perpetuity.

            17. [OMITTED].


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

            18. DEFAULT BY LICENSOR AND NAMATH.

                  a. In the event NAMATH substantially neglects or refuses to perform the services and obligations hereunder at times and in the manner specified, or if NAMATH or Licensor in any manner breaches this Agreement (hereinafter "a breach"), the Licensee shall have the right to cancel and terminate this Agreement. Prior to terminating this Agreement, it must give written notice to Licensor of the claimed breached. If the breach set forth in such notice is not cured within ten (10) days of its mailing or a reasonable time under the circumstances (or within such further period as it may allow), then at the end of such period, termination shall automatically occur without further notice to Licensor and Licensee and/or LCSGI may pursue their legal remedies.

                  b. In the event any express representation, warranty or undertaking by Licensor or NAMATH is at any time during the term of this Agreement found to be untrue or is breached, the Licensee shall have the right to cancel and terminate this Agreement and to pursue all other legal remedies. Prior to terminating this Agreement, it must give written notice to Licensor of the express representation, warranty or undertaking claimed to be untrue or breached. If the untrue express representation, warranty or undertaking or breach thereof set forth in such notice is not cured within ten (10) days of its mailing or a reasonable time under the circumstances (or within such further period as it may allow), than at the end of such period, termination shall automatically occur without further notice to Licensor.

                  c. The services to be rendered by NAMATH hereunder are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value impossible of replacement and for the loss of which the Licensee may not be reasonably or adequately compensated in damages, and a breach by Licensor or NAMATH of the provisions of this Agreement may cause it irreparable injury and damage and Licensor therefore expressly agrees that it shall be entitled to injuctive and other equitable relief to prevent a breach of this Agreement, or any part thereof, and to secure its enforcement.

            19. SURVIVOR. The provisions of paragraph 14, Licensee's obligation to make payment under paragraphs 5 and 6 and paragraph 17 shall survive the expiration or termination of this Agreement.

            20. TRADEMARK. After termination of this Agreement, Licensee shall give up all rights to the use of the Name and Character.


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

            21. ACCEPTANCE BY LICENSOR. This instrument, when signed by Licensee shall be deemed an application for a license, and not a binding agreement, unless and until accepted by Licensor, by signature of a duly authorized officer, and delivery of such signed copy to the other parties. The foregoing shall apply to any documents relating to renewals or modifications hereof. The acceptance and deposit of the initial $25,000 payment shall not be considered an acceptance of this Agreement on the part of the Licensor.

            22. ASSIGNMENT. This Agreement shall bind and inure to the benefit of Licensor, LCSGI, their successors and assigns. This Agreement is personal to Licensee and it shall not without written approval of Licensor, which may not be unreasonably withheld, sublicense nor franchise (except as set forth in paragraph 12 hereof), and neither this Agreement nor any of the rights hereunder shall be sold, transferred or assigned by Licensee and no rights hereunder shall devolve by operation of law or otherwise upon any receiver, liquidator, trustee or other party.

            23. NO JOINT VENTURE. Nothing herein contained shall be construed to place the parties in the relationship of employer-employee, partners or joint venturers and neither party shall have the power to obligate or bind the other in any manner whatsoever.

            24. NO WAIVER. No waiver or modification of any of the terms of this Agreement shall be valid unless in writing. No waiver by either party of a breach hereof or a default hereunder shall be deemed a waiver by such party of a subsequent breach or default of like or similar nature.

            25. NOTICES. Any notice required or permitted to be given under the Agreement by either of the parties hereto shall be given by over-night courier, registered or certified mail, return receipt requested, postage prepaid, addressed to the parties to be notified at the following addresses:

If to Licensor:                 PLANNED LICENSING, INC.
                                c/o James C. Walsh, Esq.
                                300 East 51st Street
                                New York, New York 10022

with a copy to:                 CARL R. SLOAN, ESQ.
                                Penser and Sloan
                                342 Madison Avenue, Suite [ILLEGIBLE]
                                New York, New York 10173


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

If to Licensee:                 MISTER (B) III, INC.
                                275 East 10th Avenue
                                Hialeah, Florida 33010

with a copy to:                 GENE R. KAZLOW, ESQ.
                                Kazlow & Kazlow
                                19 West 34th Street, Suite 905
                                New York, New York 10001

If to LCSGI:                    LCS GOLF, INC.
                                24 East 12th Street
                                New York, New York 10003

with a copy to:                 GENE R. KAZLOW, ESQ.
                                Kazlow & Kazlow
                                19 West 34th Street, Suite 905
                                New York, New York 10001

            26. CONSTRUCTION. This Agreement shall be construed in accordance with the laws of the State of New York. The parties acknowledge that this Agreement is the result of negotiations conducted by them and their respective independent legal counsel, and the parties agree that this Agreement shall not be construed against the party that drafted the Agreement.

            27. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. There are no representations, warranties, promises, covenants or undertakings other than those hereinabove contained.

            28. RESOLUTIONS OF CONTROVERSIES. Any controversy arising out of this Agreement or because of any duty created thereby, shall be resolved without a jury in a court located within the City of New York. The parties consent to jurisdiction in such courts, waive objection to such venue, waive trial by jury, and agree that service of the summons to such proceeding (and of any papers which accompany it), shall be deemed sufficient if made by certified or registered mail, postage prepaid, addressed to the parties' addresses as designated in or hereafter changed under paragraph 26. The parties stipulate and agree that any judgment relating to this Agreement, which is entered in a court located within the City of New York, shall be binding throughout the world and may be sued upon, docketed, entered and/or enforced, without challenge or opposition on their part and without re-trial of any of the issues which give rise to such judgment in any state, county, province, commonwealth, or territory having jurisdiction over their respective persons or properties. The parties recognize that the above agreement to submit all controversies to forever-binding adjudication by a court located within the City of New York does not constitute a confession of judgment on anybody's part, but is simply an agreement, like an arbitration agreement, to have particular controversies resolved, once and for all, by a specified


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

tribunal. All parties agree that equitable relief, including injunction and specific performance, may be necessary and proper to enforce their obligations and commitments under this paragraph and under paragraphs 2, 5, 8, 12, 14, 15, and 17 of this Agreement.

            29. PROVISIONS UNENFORCEABLE. In the event any provision of this Agreement shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful. To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the parties as originally expressed herein.

            30. LEGAL FEES. The prevailing party in any litigation between the parties shall recover from the other party its reasonable legal fees and expenses.

            31. ADDITIONAL ENDORSED PRODUCTS. In the event Licensee desires to include other products as an Endorsed Product, it shall submit such product to Licensor for its consideration and approval. In the event Licensor agrees to have the product added as an Endorsed Product, Licensee shall pay to Licensor twenty-five thousand ($25,000) dollars for each infomercial in which NAMATH and/or the Name and Character is utilized, plus a royalty of five (5%) parcent of the Gross Sales Price (as defined in paragraph 5(b) above) of all sales of the added products[ILLEGIBLE]. Such royalty shall continue to be paid as long as the Endorsed Product is sold by Licensee, or any of its affiliated, associated or subsidiary companies, even if such Endorsed Product is modified, changed, renamed or otherwise changed.

            32. ADDITIONAL CONSIDERATION. Upon the signing of this agreement, LCSGI shall issue to Licensor or its nominee(s) 1,200,000 shares of LCSGI's common stock. Such shares are restricted shares subject to Rule 144 and such shares will be acquired by Licensor or its nominee(s) solely for their own account for investment and will not be offered for sale in connection with any distribution thereof. Licensor and its nominee(s) agree that they will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of all or any portion of the shares except in compliance with the Securities Act and the rule and regulations of the Securities and Exchange Commission thereunder, and in compliance with applicable state securities ("Blue Sky") laws.

            33. BOARD OF DIRECTORS OF LCSGI. LCSGI hereby offers to Licensor the right to (1) seat on LCSGI's Board of Directors. Such seat may be held by any nominee of Licensor. LCSGI will make such seat available to Licensor or its nominee as long as this Agreement is in effect.

            34. OTHER SUBSIDIARIES OF LCSGI. In the event LCSGI shall desire to have NAMATH serve as spokesperson for any other subsidiary of LCSGI and Licensor agrees to undertake to provide such services, Licensor shall receive the sum of $25,000 for any infomercial utilizing the services of NAMATH and Licensor shall receive a royalty equal to five percent (5%) of the Gross Sales Price (as such term is defined herein) of all sales of such additional product in accordance with paragraph 5(b). Such other subsidiary of LCSGI shall enter into an agreement with the Licensor similar to this Agreement.

            35. TRADE SECRETS. Licensor and NAMATH agree to keep confidential all trade secrets of Licensee that are revealed to them as a result of this Agreement.

            36. COUNTERPART COPIES. This Agreement may be executed in counterpart copies, each of which shall be deemed an original.

      IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

                                        PLANNED LICENSING, INC.

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------


                                        LCS GOLF, INC.

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------


                                        MISTER (B) III, INC.

                                    By: /s/ [ILLEGIBLE]
                                        ----------------------------------------

/s/ [ILLEGIBLE]
---------------------------------
JOSEPH W. NAMATH
[As to his obligations herein]


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